                         SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            FORTE TECHNOLOGIES, INC.

                                  THE COMPANY
                                      -------

                                      AND

                             THE SERIES C INVESTORS
                                 ------------------
                          LISTED ON SCHEDULE 1 HERETO
                          ---------------------------

                          DATED AS OF FEBRUARY 8, 1996

                            Forte Technologies, Inc.

                         SECURITIES PURCHASE AGREEMENT



                                                February 8, 1996



To each of the Series C Investors
(as hereinafter defined)

Gentlemen:

          The undersigned, Forte Technologies, Inc., a New York corporation (the "Company"), hereby agrees with each of the persons listed on Schedule 1 hereto (as the same may be amended from time to time as herein provided) (each a "Series C Investor" and, collectively, the "Series C Investors") as follows:

1. DEFINITIONS. Certain terms are used in this Agreement as specifically defined in Exhibit 1 hereto.

2. THE SERIES C CONVERTIBLE PREFERRED STOCK. The Company has, or will have prior to the Closing Date(s), duly authorized the issuance and sale to the Series C Investors on the Closing Date (at the price of $1.20 per share) of 2,333,333 of the Company's Series C Convertible Preferred Stock, par value $0.01 per share, and the reservation, free of preemptive rights and other preferential rights, of a sufficient number of its authorized but unissued shares of its voting common stock, $0.01 par value per share ("Voting Common Stock"), to satisfy the rights of conversion of the holders of the Series C Preferred Stock. Any shares of Voting Common Stock issuable upon conversion of the Series C Convertible Preferred Stock, and such shares when issued, are sometimes herein referred to as the "Conversion Shares."

         3.    SALE AND PURCHASE OF SERIES C PREFERRED STOCK.

         3.1. AGREEMENT TO SELL AND PURCHASE THE SERIES C PREFERRED STOCK. The Company is selling to each Series C Investor, and each Series C Investor is purchasing from the Company, subject to the satisfaction of the conditions precedent set forth in Section 6 hereof and subject to the terms and other conditions hereinafter set forth, at the Closing(s), that number of shares of Series C Preferred Stock set forth opposite the name of such Series C Investor on Schedule 1 attached hereto for a purchase price of $1.20 per share (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences prior to Closing), representing an aggregate purchase price of $2,800,000.

         3.2.  CLOSING(S).

               (a) The closing(s) hereunder with respect to the transactions contemplated by Sections 2 and 3.1 hereof (the "Closing(s)") will take place at the offices of Chu, Ring & Associates, 253 Summer Street, Boston, Massachusetts, at 9:00 a.m. local time, on February 8, 1996, or at such other place and time and on such other date as may be mutually agreed upon in writing by the respective Series C Investors and the Company (the "Closing Date(s)").

               (b) At the Closing(s), the Company will, unless otherwise requested, deliver to each Series C Investor a single certificate evidencing the number of shares of Series C Preferred Stock to be purchased by such Series C Investor, against payment of the purchase price in immediately available funds or by cancellation of existing indebtedness, all as set forth on Exhibit 3.2.

               (c) Schedule 1 attached hereto shall be amended from time to time by adding thereto each of the Series C Investors who executes a counterpart signature page hereto (to the extent not so named).

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Series C Investors to enter into this Agreement and to purchase the Series C Convertible Preferred Stock to be purchased by each Series C Investor hereunder, the Company represents and warrants to each Series C Investor and agrees with each Series C Investor as follows:

          4.1. ORGANIZATION, STANDING, POWER, AUTHORITY, QUALIFICATION. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New York with corporate power and authority adequate for (a) the execution and delivery of this Agreement and the performance of its obligations hereunder and under the Related Agreements and
(b) the carrying on of the business conducted by it. The Company has taken all corporate action necessary to authorize this Agreement and the transactions contemplated hereby. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which such qualification is required, and is duly authorized, qualified and licensed under all laws, regulations ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner conducted and to own its properties and assets.

          4.2. CAPITALIZATION. Immediately after the effective date of the Restated Certificate of Incorporation (but before giving effect to the Closing(s)), the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock, par value $.01 per share ("Voting Common Stock"), 4,326,000 shares of which are issued and outstanding and 800,000 shares, 9,000 shares and 150,000 shares have been duly reserved for issuance pursuant to the Company's stock option plan, Management Stock Bonus Plan and Directors' Stock Option Plan, respectively, 2,500,000 shares of Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock"), no shares of which are issued and outstanding, 5,092,589 shares of Series A Convertible Preferred Stock, par value $.01 per share, all of which are issued and outstanding and held of record by Kopin Corporation ("Kopin"), 1,851,851 shares of Series B Convertible Preferred Stock, par value $.01 per share, all of which are issued and outstanding and held of record by Kopin, and 2,333,333 shares of the Series C Preferred Stock, no shares of which will be issued and outstanding. The Company has provided each Series C Investor with a list of (i) all holders of capital stock of the Company, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue (or as to which it has reserved for issuance) any shares of its capital stock or other securities of the Company, which names all persons entitled to receive such shares or other securities (and/or states their respective positions at the Company) and the shares or other securities required to be issued thereunder. All such holders are parties to the Shareholders Agreement. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued in compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state "blue sky" laws and regulations, and are fully paid, non-assessable, and subject to no liens or restrictions on transfer of any kind except restrictions on transfer imposed by applicable securities laws and as contemplated under the Series A Preferred Stock Agreements and Series B Preferred Stock Agreements. The Company does not have outstanding, except as contemplated by this Agreement and the Related Agreements and disclosed herein or herewith, any rights (preemptive or other) to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements, understandings or arrangements providing for or other obligations requiring the issuance (contingent or other) of, or any calls, commitments or claims of any character relating to, any shares of any class of its capital stock or any securities convertible into or exchangeable for any such stock. The Company is not subject to any obligations (contingent or other) to repurchase or otherwise acquire or rescind the sale of any shares of any class of its stock or any securities, rights or options related thereto.

          4.3. GOVERNING DOCUMENTS. The copies of the Restated Certificate of Incorporation and By-Laws of the Company as currently in effect which have heretofore been delivered to each of the Series C Investors are true, complete and correct.

          4.4. FINANCIAL INFORMATION. The Company's balance sheet as at October 31, 1995 and statement for operations for the ten months then ended (unaudited), previously delivered to each of the Series C Investors, fairly present the Company's financial condition as at such date and the Company's results of operations for the period then ended. There has been no material adverse change since October 31, 1995, in the business, operations, assets, prospects or condition (financial or otherwise) of the Company or its Business other than in the ordinary course of business.

          4.5. ENFORCEABILITY OF AGREEMENTS. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of this Agreement and each of the Related Agreements. This Agreement and each of the Related Agreements constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by insolvency, bankruptcy and similar laws affecting generally the enforcement of contractual rights and by the discretionary nature of equitable remedies.

          4.6. NO VIOLATION; NO DEFAULTS. Neither the execution nor delivery of this Agreement, nor the consummation of any transaction contemplated hereby or by any of the Related Agreements, including without limitation the issuance and sale of the Series C Convertible Preferred Stock as provided herein, has constituted or resulted in or will constitute or result in a breach of the provisions of any mortgage, lease, license or other instrument, contract or agreement to which the Company is a party or by which it is bound, or the charter or by-laws of the Company or the violation of any judgment, decree, law or governmental or administrative order, rule or regulation which, singly or in the aggregate, may have any material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of the Company. The Company is not in default under any provision of its charter, by-laws, or under any provision of any mortgage, lease, license or other instrument, contract or agreement to which it is a party or by which it is bound or of any law, ordinance, approval, rule or regulation or any terms of any applicable order, judgment or decree of any court, arbitrator or governmental or administrative authority which, singly or in the aggregate, may have any material adverse effect on the business, operation, assets, prospects or condition (financial or otherwise) of the Company.

          4.7. BROKERS' FEES. There are no brokers', finders', or similar fees due from the Company in respect of the transactions contemplated by this Agreement or any of the Related Agreements.

          4.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
Schedule 4.8 or in the financial statements referred to in Section 4.4 hereof, or arising in the ordinary course of business and for obligations created pursuant to this Agreement and the Related Agreements, as of the Closing Date, the Company will have no material liabilities (fixed or contingent, including without limitation any liabilities for money borrowed or any tax liabilities due or to become due) and will be subject to no material obligations under any contract or commitment of any kind.

          4.9. LITIGATION. Except as disclosed on Schedule 4.9, there is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor, to which the Company is or may be named as a party or its property is or may be subject or which calls into question any of the transactions contemplated by this Agreement.

          4.10. CONSENTS. No consent, approval or authorization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement and the Related Agreements, or the consummation of any other transaction to be consummated at the Closing.

          4.11. TRADEMARKS, LICENSES, ETC. Except as disclosed on Schedule 4.11 and to the extent of the collateral security interest of Kopin therein, the Company has or has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, trade secrets, permits, authorizations and other rights, as are necessary for the conduct of its business, all of which are in full force and effect, and the Company is in substantial compliance with the foregoing without any infringement of, adverse claim in respect of or known conflict with the valid rights of others which could affect or impair in a material manner the business or assets or financial condition of the Company. The Company has previously delivered to each of the Series C Investors a schedule listing all material patents, patent applications, licenses, copyrights and similar intellectual property rights of the Company. All material items of intellectual property used by the Company's business are or will be made subject to patent, copyright, trade secret or other appropriate legal protection and the Company is under no obligation to compensate any other Person for the use thereof. The Company has complied with all of its obligations of confidentiality in respect of the claimed trade secrets or proprietary information of others and knows of no violation of such obligations of confidentiality as are owed to the Company. No employee, agent or consultant of the Company is subject to confidentiality restrictions in favor of any third person the breach of which could subject the Company to any material liability. Each of the Company's employees has executed and delivered an Employee Proprietary Rights and Nondisclosure Agreement in substantially the form previously delivered to the Series C Investor in connection with the Series A Preferred Stock Agreements.

          4.12. FOUNDER. Travers is of sound mind and body and mentally and physically capable of fulfilling his obligations under the Employment Agreement.

          4.13. PROCEEDS. All cash proceeds from the sale of the Series C Preferred Stock will be used for working capital purposes.

          4.14. REGISTRATION RIGHTS. Except as provided for in the Series A Securities Purchase Agreement, the Series B Securities Purchase Agreement and the Registration Rights Agreement and as contemplated hereby, the Company is under no obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

          4.15. SUBSIDIARIES; TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES; INSURANCE. Except as set forth on Schedule 4.15 hereto, the Company has no subsidiary and owns no security issued by or interest in any other corporation, partnership or other organization. Except for and to the extent of the collateral security interest of Kopin therein, the Company has valid title to and ownership of all the properties and assets purported to be owned by it, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except such as are described on Schedule
4.15 hereto. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating and all such leases are valid and subsisting and in full force and effect. The Company maintains those insurances (including product liability insurance) and in the amounts set forth on Schedule 4.15 hereto.

          4.16. ENVIRONMENTAL COMPLIANCE. The Company has taken all necessary steps to investigate its usage of its properties and its operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Company or, to the best of its knowledge, any operator of its properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Company;

          (b) the Company has not received notice from any third party including without limitation any federal, state or local governmental authority, (i) that the Company or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.
(S)9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any of them is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except as set forth in Schedule 4.16 to each of the Series A Securities Purchase Agreement and the Series B Securities Purchase Agreement, to the best of the Company's knowledge: (i) no portion of the Company's properties has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company or operators of its properties, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Company, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of the real properties of the Company which, through soil or ground water contamination, may have come to be located on, and which would have a material adverse effect on the value of, the properties of the Company; and (v) in addition, any Hazardous Substances that have been generated on the properties of the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) to the best of the Company's knowledge, none of the properties of the Company are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

          4.17. TAXES. The Company and its Predecessor have, to the best of the Company's knowledge, accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by each of them, and all taxes shown to be due and all additional assessments have been paid or provision made therefore. There are no transfer, issuance or similar taxes imposed by law in connection with the issuance, sale or delivery of the Series C Preferred Stock.

          4.18. OFFERING. Subject to the truth and accuracy of the representations of each of the Series C Investors set forth in Section 5 hereof, the offer, sale and issuance of the Series C Convertible Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any one acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Series C Convertible Preferred Stock as contemplated by this Agreement.

          4.19. DISCLOSURE. Neither this Agreement nor any of the Related Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein misleading in the light of the circumstances under which they were made. There is no fact known to the Company which materially adversely affects, or in the future is likely to materially adversely affect, the business, operations, affairs, prospects, condition, properties or assets of the Company which has not been set forth in this Agreement (including the exhibits and schedules hereto), in the other documents, certificates, instruments or statements furnished to each of the Series C Investors by or on behalf of the Company or in reports to the Board of Directors.

5. SERIES C INVESTOR REPRESENTATIONS. Each of the Series C Investors represents and warrants to the Company that:

          5.1. That he or it has received and carefully reviewed descriptive memoranda relating to the Company and any other materials relating thereto that he has requested.

          5.2. That no person or entity, other than the Company or its authorized representatives, has offered Series C Preferred Stock to the undersigned.

          5.3. That he or it has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Company, or he and his or its financial and investment advisors together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company.

          5.4. That (i) it has been called to his or its attention in connection with his or its investment in the Company that such investment is speculative in nature and involves a high degree of risk, and (ii) he or it is aware that the Company is in the start-up stage and thus has a limited operating history.

          5.5. INVESTMENT REPRESENTATION. It is acquiring the Series C Preferred Stock for investment, and not with a view to selling or otherwise distributing any thereof in violation of the Securities Act; provided, however, that nothing contained herein shall prevent any Series C Investor from requesting that the Series C Preferred Stock be registered in the name of its nominee or transferring the Series C Preferred Stock in compliance with applicable laws.

          5.6. FULL ACCESS. He or it and his or its representatives have been permitted full and complete access to the books and records and other documents of the Company which he or his or it and its representatives have desired or requested to review and that he and his or it and its representatives have had a full opportunity to meet with the officers of the Company to discuss such matters as such Investor has elected to review, and that any questions regarding the Company and its business have been answered to the full satisfaction of the undersigned.

          5.7. ACCREDITED INVESTOR. He or it is an "accredited investor" as defined in Regulation D under the Securities Act.

          5.8. That he or it understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Series C Preferred Stock.

          5.9. That he or it will notify the Company immediately, and in any event prior to the date this agreement is accepted by the Company, if any event occurs which would materially and adversely affect any of the above representations or warranties.

          5.10. AUTHORIZATION; ENFORCEABILITY. It has taken all necessary action to authorize its execution, delivery and performance of this Agreement and the other Related Agreements to which it is or may become a party. This Agreement constitutes, and each of the Related Agreements to which it is a party will constitute, upon execution and delivery thereof at the Closing, its legal, valid and binding agreement.

          5.11. BROKERS. It has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

6. CONDITIONS PRECEDENT. The obligation of each of the Series C Investors to purchase the Series C Preferred Stock at the Closing(s) is subject to the Company's compliance with its agreements herein and to the satisfaction, on or prior to the Closing Date(s), of the following conditions precedent:

          6.1. LEGALITY; GOVERNMENTAL AUTHORIZATIONS. The purchase of and payment for the Series C Preferred Stock to be purchased by each of the Series C Investors shall not be prohibited by any law or governmental order or regulation, and shall not subject the Series C Investor to any penalty, tax, liability or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby or by the Related Agreements shall have been duly obtained or made and shall be in full force and effect. True and complete copies of each of the foregoing as in effect shall have been furnished to each Series C Investor.

          6.2. NO CHANGE IN LAW, ETC. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency, nor shall any investigation by any governmental authority or administrative body have been commenced, nor shall any decision of any court of competent jurisdiction have been rendered which in the judgment of the Series C Investor would materially and adversely affect, restrain, prevent or change the transactions contemplated by this Agreement or the Related Agreements or materially and adversely affect the business, operations, assets, prospects or condition (financial or otherwise) of the Company.

          6.3. PROPER PROCEEDINGS. All necessary and proper proceedings shall have been taken by the Company to authorize the execution, delivery and performance of each of this Agreement and the Related Agreements and of each of the transactions contemplated hereby and thereby.

          6.4. GENERAL. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Series C Investor, and each Series C Investor shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings and opinions of counsel, which it may have reasonably requested in connection therewith.

          6.5. RESTATED CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation shall have been approved by resolutions duly adopted by the Company's shareholders and its board of directors and shall have been filed by the office of the Secretary of State of the State of New York.

          6.6. SERIES A PREFERRED STOCK AGREEMENTS AND SERIES B PREFERRED STOCK AGREEMENTS. Each of the Series A Preferred Stock Agreements and the Series B Preferred Stock Agreements shall be in full force and effect.

          6.7. LEGAL OPINION. Each Series C Investor shall have received a favorable legal opinion from Underberg & Kessler substantially in the form of
Exhibit 6.7 hereto.

          6.8. REPRESENTATIONS AND WARRANTIES; OFFICERS' CERTIFICATES. The representations and warranties contained or incorporated by reference herein shall be true and correct in all material respects on and as of the Closing Date(s) with the same force and effect as though made on and as of the Closing Date(s), both before and after giving effect to the sale of the Series C Convertible Preferred Stock; and each Series C Investor shall have received on the Closing Date(s) a certificate to these effects signed by the President of the Company and a certificate as to the matters represented and warranted in
Section 4.12 signed by Travers.

          6.9.  CONVERSION OF TRAVERS' SHARES.   Paul Travers shall have
exchanged such number of his shares of Voting Common Stock into Non-Voting Common Stock as shall be required under Section 9 hereto.

7. COVENANTS. The covenants of the Company set forth in Section 7 of the Series A Securities Purchase Agreement with the Investor therein are incorporated herein by reference with the same force and effect with respect to the obligations of the Company and the rights of the Series C Investors.

8. ELECTION OF ADDITIONAL DIRECTORS. On and from time to time after the date of this Agreement, so long as Travers owns any shares of Non-Voting Common Stock of the Company, Kopin and Travers shall vote (or cause to be voted) all securities of the Company owned by them at such times and entitled to vote on any matter mentioned below in this Section 8, and will cause each of their respective Affiliates to vote all such securities of the Company owned by such Affiliates at such time and entitled to vote on any such matter, in each case as follows:

    (a) So as to fix the number of directors of the Company at nine (9).

    (b) To elect three persons to the Board of Directors from a written list provided to Kopin by management of the Company which shall include the names of not less than fifteen (15) persons who are not affiliated with the Company and meeting such other business and industry criteria set forth on Schedule 8 attached hereto Within forty-five (45) days of receipt of such list, Kopin will select for consideration and further discussion with management its tentative selection for election to the Board of Directors three (3) persons from such list, and Kopin shall thereafter diligently proceed to make its selections and elect as Directors three (3) persons from such list. Within seventy-five days from the receipt of such list (or such longer period, if any, as may be required in order for the persons selected by Kopin to qualify and agree to serve) Kopin shall cause such three (3) persons to be elected as Directors. The Chief Executive Officer is hereby granted a proxy to vote all of the shares of the capital stock of the Company owned by Kopin for the purpose of electing three
(3) persons selected by management, in its sole discretion, from such list, if Kopin does not make its tentative selections or cause the election of Directors within the time periods set forth above.

  (c) To remove as a member of the Board, with or without cause, any person previously designated for election by Kopin, and elected to the Board pursuant to this Section 8, upon written request for such removal, with or without cause, by Kopin. To fill a vacancy on the Board of Directors caused by the termination of service as a Director of a person elected pursuant to subsection (b), such vacancy to be filled in accordance with the provisions contained in subsection
(b), except that the list to be provided by management shall include the names of not less than five (5) or more persons for each such vacancy.

      The provisions of this Section 8 shall be in addition to and not in limitation of the provisions of Section 4 of the Shareholders Agreement. The provisions of this Section 8 shall terminate upon the earliest to occur of the events set forth in Section 2.02(a) of the Restated Certificate of Incorporation.

9. CONVERSION OF TRAVERS' SHARES. Travers agrees that, on or prior to the Initial Closing Date, and from time to time thereafter until the earliest to occur of the events set forth in Section 2.02(a) of the Restated Certificate of Incorporation, he will convert that number of the shares of Voting Common Stock owned by him into Non-Voting Common Stock which is required in order for Kopin at all times to own more than 50% of the outstanding shares of the Voting Common Stock, including as Voting Common Stock for these purposes the number of shares of Voting Common Stock into which the outstanding shares of Preferred Stock are, at such time, convertible.

10. AMENDMENTS TO SERIES PREFERRED STOCK AGREEMENTS. The Company, Travers, Travers Family Limited Liability Company and the Series C Investors hereby agree to amend the Series A Preferred Stock Agreements and Series B Preferred Stock Agreements as follows:

10.1. DEFINITION OF "PREFERRED STOCK."  The Series C Convertible Preferred
Stock shall, as of and from the initial date so issued and sold by the Company to the Series C Investors, be deemed to be included within the definition of "Preferred Stock" as that term is defined in the Series A Preferred Stock Agreements, and such Series C Convertible Preferred Stock shall be entitled to all of the rights and benefits and subject to all of the obligations inuring to the Preferred Stock under the Series A Preferred Stock Agreements. By executing and delivering this Agreement, the Company and each Series C Investor acknowledges and agrees that each such Series C Investor is being made a party to, and is bound by, the respective provisions of the Shareholders Agreement, First Refusal Agreement and the Registration Rights Agreement as if it were an Investor party thereto.

11.   REMEDIES.

11.1. REMEDIES. If either party shall fail to perform or observe any of the covenants, agreements or provisions set forth or incorporated by reference in this Agreement or in any of the Related Agreements, then and in each and every such case the other party may proceed to enforce performance of such obligations in such manner as it may elect and may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding for performance of such obligations.

  11.2. COURSE OF DEALING. No course of dealing between the Company on the one hand, and any Series C Investor or any holder of Series C Convertible Preferred Stock, on the other hand, shall operate as a waiver of any rights under this Agreement or any Related Agreement. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.
No waiver or statement of satisfactory cure or consent shall be binding upon one party or any holder of any Series C Convertible Preferred Stock unless it is in writing and signed by the party to be changed.

  11.3. WAIVERS. Each party hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof) and (b) any requirement of diligence or promptness on the part of any other party or any Series C Convertible Preferred Stock in the enforcement of its rights under the provisions of this Agreement.

  11.4. EQUITABLE REMEDIES. The parties to this Agreement hereby acknowledges that monetary damages are an inadequate remedy for breach of the covenants and provisions contained in this Agreement or in any Related Agreement; therefore, it is agreed that each of such covenants of one party and provisions shall be enforceable by specific performance, including all forms of injunctive relief. Each party hereby waives any defense based on the adequacy of any remedies at law.

12.   PAYMENT ON SERIES C PREFERRED STOCK; TRANSFER; LEGENDS

12.1. PAYMENT. All payments made by the Company in respect of any Series C Preferred Stock shall be made in immediately available funds in lawful money of the United States for credit, not later than 12:00 noon, Boston time, to the account of the respective Series C Investor and shall be accompanied by sufficient information to identify the source and application thereof, or in any event by such other reasonable method or at such other address, as the respective Series C Investor shall have from time to time notified the Company thereof.

12.2. TRANSFER OF SERIES C PREFERRED STOCK. If, at any time of any conversion, transfer (other than a conversion or transfer not involving a change in the beneficial ownership of such securities) or surrender for exchange of any share of Series C Preferred Stock or any securities issued upon exchange or conversion, or in replacement thereof (or in respect of such securities), such securities shall not be registered under the Securities Act or qualified under any applicable state securities law, the Company may require, as a condition of allowing such conversion, transfer or exchange, that the holder or transferee of such securities, as the case may be, furnish to the Company such information as, in the reasonable opinion of counsel for the Company, is necessary in order to establish that such exercise, transfer or exchange may be made without registration under the Securities Act or qualification under such state securities law; provided, however, that nothing contained in this Section 12.2 shall relieve the Company from complying with the provisions of Section 8 of the Series A Securities Purchase Agreement, as amended hereby, or any provision of the Restated Certificate of Incorporation.

  12.3. LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Series C Preferred Stock to be purchased and sold pursuant to this Agreement or any Common Stock issued upon conversion of the Series C Preferred Stock shall be endorsed with the legends set forth below, and each Series C Investor covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

          (a) The following legend under the Securities Act:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) If required by the authorities of any state in connection with the issuance or sale of the Series C Preferred Stock or the Common Stock issued upon conversion of the Series C Preferred Stock, the legend required by such state authority.

    12.4. REMOVAL OF LEGENDS.

          (a) Any legend endorsed on a certificate pursuant to Section 12.3(a) hereof shall be removed (i) if the Series C Preferred Stock to be purchased and sold pursuant to this Agreement or Common Stock issued upon conversion of Series C Preferred Stock represented by such certificate shall have been effectively registered under the Securities Act, (ii) if such shares are being transferred in compliance with Rule 144 promulgated under the Securities Act, or (iii) if the holder of such shares shall have provided the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that the proposed sale, transfer or assignment of such shares may be made without registration.

          (b) Any legend endorsed on a certificate pursuant to Section 12.3(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of Series C Preferred Stock to be purchased and sold pursuant to this Agreement or Common Stock issued upon conversion of the Series C Preferred Stock provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such legend may be removed.

13. EXPENSES, ETC. Whether or not the transactions contemplated by this Agreement and the Related Agreements shall be consummated, each party agrees to pay and be responsible for the respective expenses incurred by it in connection herewith.

14. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telex, telecopier, facsimile machine or telegraph, addressed as follows:

          (a) if to the Company, at the address thereof set forth on the first page hereof, or at such other address as shall have been furnished to the Series C Investor in writing by the Company with a copy to Underberg & Kessler, 1800 Chase Square, Rochester, New York 14604, Attention: Robert
     F. Mechur, Esq.;

          (b) if to the Series C Investors, at the address thereof set forth next to the respective Series C Investor's name on Schedule 1 hereto or at such other address as shall have been furnished to the Company in writing by the Series C Investor with a copy to John H. Chu, Esq., c/o Chu, Ring & Associates, 253 Summer Street, Boston, MA 02210.

     Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 14, when received by the addressee, or (iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 14, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

15. SURVIVAL AND TERMINATION OF COVENANTS. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to the Series C Investors pursuant hereto shall be deemed to have been material and relied on by each of the Series C Investors, notwithstanding any investigation made by the Series C Investors, and shall survive the execution and delivery to the Series C Investors hereof and of the Series C Preferred Stock and shall terminate only as follows: (a) upon the Company's Qualified Initial Public Offering, except as to the covenants of the Company contained in Sections 7, 8, and 9 hereof, the provisions of Section 8 of the Series A Securities Purchase Agreement and Sections 13 and 15 hereof; or (b) as to any Series C Investor, if such Series C Investor no longer hold any Series C Preferred Stock or any Common Stock, this Agreement shall terminate in its entirety except for the provisions of Sections 13 and 15 hereof.

16. AMENDMENTS AND WAIVERS. Except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement, and none of the agreements, obligations or covenants of the Company contained in this Agreement or in any Related Agreement or in any of the Series Preferred Stock Agreements to the extent that, as amended hereby, they may affect, govern, or apply to the Series C Convertible Preferred Stock, may be amended, modified, supplemented, waived or terminated unless the Company and Series C Investors holding not less than sixty percent (60%) of the Series C Convertible Preferred Stock and shares issued upon conversion thereof shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination.

17. MISCELLANEOUS. This Agreement and the Related Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.



                  [remainder of page intentionally left blank]

     If the foregoing corresponds with your understanding of our agreement, kindly sign this signature page and the accompanying copies thereof (which have already been signed by the Company) in the appropriate space below and return one counterpart of the same to the Company. This letter shall thereupon become a binding agreement between you and the Company.

                                        Very truly yours,

                                        FORTE TECHNOLOGIES, INC.



                                        By:___________________________________
                                                       Title




                                        FOR PURPOSES OF SECTIONS 8, 9 AND 10:



                                        _______________________________
                                        Paul J. Travers


                                        FOR PURPOSES OF SECTIONS 8 AND 10 ONLY:

                                        TRAVERS FAMILY LIMITED LIABILITY COMPANY



                                        By:_______________________________
                                           Title

                                        FOR PURPOSES OF THIS AGREEMENT AND THE
                                        SHAREHOLDERS AGREEMENT, FIRST REFUSAL
                                        AGREEMENT AND REGISTRATION RIGHTS
                                        AGREEMENT:

                                        ACCEPTED and AGREED TO:

                                        KOPIN CORPORATION



                                        By:_______________________________
                                                      Title

                                        FOR PURPOSES OF THIS AGREEMENT AND THE
                                        SHAREHOLDERS AGREEMENT, FIRST REFUSAL
                                        AGREEMENT AND REGISTRATION RIGHTS
                                        AGREEMENT:

                                        ACCEPTED and AGREED TO:

                                        BALDWIN AND LYONS INC.



                                        By:_______________________________
                                                      Title

                                        FOR PURPOSES OF THIS AGREEMENT AND THE
                                        SHAREHOLDERS AGREEMENT, FIRST REFUSAL
                                        AGREEMENT AND REGISTRATION RIGHTS
                                        AGREEMENT:

                                        ACCEPTED and AGREED TO:

                                        SF PARTNERS I LIMITED PARTNERSHIP



                                        By:_______________________________
                                                      Title

                                        FOR PURPOSES OF THIS AGREEMENT AND THE
                                        SHAREHOLDERS AGREEMENT, FIRST REFUSAL
                                        AGREEMENT AND REGISTRATION RIGHTS
                                        AGREEMENT:

                                        ACCEPTED and AGREED TO:

                                        NS ASSOCIATES INC.



                                        By:_______________________________
                                                      Title

                                        FOR PURPOSES OF THIS AGREEMENT AND THE
                                        SHAREHOLDERS AGREEMENT, FIRST REFUSAL
                                        AGREEMENT AND REGISTRATION RIGHTS
                                        AGREEMENT:

                                        ACCEPTED and AGREED TO:

                                        JOHN D. WEIL, TRUSTEE, U/I/T 6-28-91
                                        JOHN D. WEIL TRUST



                                        By:_______________________________
                                                      Title

                                        FOR PURPOSES OF THIS AGREEMENT AND THE
                                        SHAREHOLDERS AGREEMENT, FIRST REFUSAL
                                        AGREEMENT AND REGISTRATION RIGHTS
                                        AGREEMENT:

                                        ACCEPTED and AGREED TO:






                                        By:_______________________________
                                                      Title